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Exhibit 10.28

PROMISSORY NOTE

Englewood, Colorado	$2,500,000.00
December 21, 2001

        FOR VALUE RECEIVED, the undersigned, JONES MEDIA NETWORKS, LTD., a Colorado corporation ("Borrower"), hereby promises to pay to the order of JONES INTERNATIONAL, LTD., a Colorado corporation ("Lender"), at 9697 E. Mineral Avenue, Englewood, Colorado 80112, or at such other address as the Lender shall designate in writing, the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00).

        The Borrower further agrees to pay interest on the unpaid principal balance at a per annum rate of eleven and three quarters percent (11.75%) from the date hereof until all amounts hereunder are paid in full. All payments made to Lender under this Note shall be interest only until maturity. All outstanding principal and unpaid interest under this Note shall be due and payable in full on December 21, 2004.

        Interest on the outstanding principal balance of this Note shall be compounded quarterly and shall be payable in arrears at the end of each calendar quarter. Interest shall be calculated based on a 365/366 day year.

        Principal and interest on this Note may be prepaid in whole or, from time to time, in part at the option of Borrower, without penalty. All payments shall be applied first to the payment of accrued interest and, after all such interest has been paid, any remainder shall be applied to the reduction of the principal balance.

        This Note shall be in default upon the occurrence of any of the following events unless, in the case of (a) or (b) below, such default is cured within ten (10) days after Lender gives the Borrower notice of such default ("Event of Default"):

          (a)  Borrower shall fail to make any payment when due hereunder, or

          (b)  the insolvency of, general assignment for the benefit of creditors by, initiation of any proceeding under state or federal bankruptcy, insolvency, moratorium or reorganization laws by or against, the appointment of a receiver for all or a substantial portion of the property of, or the entry of a judgment (unless stayed within thirty (30) days from the entry thereof) against Borrower.

Upon an Event of Default, the entire amount of this Note and any unpaid accrued interest shall, at the option of the Lender hereof, become immediately due and payable. If this Note is placed in the hands of an attorney for collection, by suit or otherwise, then all costs of collection and litigation, including court costs and reasonable attorneys' fee, shall be added hereto and collectible as a part of the principal hereof.

        The entire amount of this Note and any unpaid accrued interest shall, at the option of the Lender hereof, become immediately due and payable upon a Change in Control of Borrower, as defined below. For purposes hereof, a "Change in Control" of Borrower shall be deemed to have occurred if the Borrower is no longer controlled, directly or indirectly, by Jones International, Ltd., a Colorado corporation, or another company controlled, directly or indirectly, by Mr. Glenn R. Jones.

        Borrower hereby waives demand for payment, presentment for payment, notice of nonpayment or dishonor, protest and notice of protest, and agrees to any extension of time of payment and partial payments before, at, or after maturity. No renewal or extension of this Note, no delay in the enforcement hereof, and no delay or omission in exercising any right or power hereunder, shall affect the liability of Borrower. No delay or omission by Lender in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude any or the full exercise thereof or the exercise of any other right or power.

        This Note is issued under and shall be governed by and construed in accordance with the laws of the State of Colorado.

        IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the date set forth above.

BORROWER:
JONES MEDIA NETWORKS, LTD., a Colorado corporation
By:	/s/ JAY B. LEWIS Jay B. Lewis Group Vice President/Finance

WARRANT AGREEMENT

        This Option Agreement is made and entered into as of December 21, 2001 (the "Original Issue Date") between Jones Media Networks, Ltd., a Colorado corporation (the "Company") and Jones International, Ltd., a Colorado corporation (the "Holder").

RECITAL

        The Company has agreed to grant to the Holder the right to acquire certain shares of Class A Common Stock, $.01 par value per share, of the Company on the terms and conditions of this Agreement.

        NOW, THEREFORE, the parties agree as follows:

        1.    Grant of Warrant.    For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants the right to the Holder to acquire three hundred fifty thousand (350,000) shares of Class A Common Stock, $.01 par value per share, of the Company ("Class A Stock") upon the terms and conditions set forth herein (the "Warrant"). The Warrant is issued in partial consideration for a loan to Company by Holder in the amount of $2,500,000 made on the date of this Agreement.

        2.    Exercise Price.

          (a)  The price at which each share of Class A Stock may be purchased (the "Exercise Price") shall be $6.50 per share, subject to adjustment under the terms of this Agreement.

          (b)  The rights of the Holder to purchase shares of Class A Stock shall commence on the date of this Agreement and shall terminate on the fifth (5th) anniversary of such date.

        3.    Warrant Exercise.

          (a)  The rights represented by the Warrant are exercisable from time-to-time in whole or in part by the Holder by giving notice of intent to exercise to the Company. The Holder shall make payment in cash or by check for the purchase price of the number of shares to be purchased.

          (b)  The Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise.

        4.    No Fractional Shares or Scrip.    No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

        5.    Representations and Warranties of the Company.    The Company represents and warrants to the Holder that:

          (i)    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Colorado and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

          (ii)  The execution, delivery and performance by the Company of this Agreement are within the Company's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes a valid and binding agreement of the Company.

          (iii)  The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (a) violate the Articles of Incorporation or bylaws of the Company, (b) violate any law, rule, regulation, judgment, injunction, order or decree binding on the Company; (c) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company under, or cause a loss of any benefit to which the Company would be entitled under, any agreement or other instrument binding upon the Company; or (d) result in the creation or imposition of any lien on any asset of the Company.

          (iv)  The authorized capital stock of the Company consists of 100,000,000 shares of Class A Stock, $.01 par value; 2,231,400 shares of Class B Common Stock, $.01 par value; and 1,918,000 shares of Series A Preferred Stock, $.01 par value, of which 5,466,003 shares, 2,231,400 shares and 1,918,000 shares, respectively were outstanding on November 30, 2001. All outstanding shares of capital stock of the Company have been, and the shares to be issued upon exercise of the Warrant will be, duly authorized and validly issued, fully paid and non-assessable and have been, and will be, offered, issued, sold and delivered by the Company in compliance with applicable federal and state securities laws. Upon exercise of the Warrant the shares to be issued will be delivered to the Holder free and clear of any lien, claim or encumbrance of any nature whatsoever.

          (v)  The unaudited financial statements of the Company for the period ended September 30, 2001 contained in the Company's Form 10Q Report for such period, fairly present, in all material respects and in conformity with generally accepted accounting principles, the financial position of the Company as at the date thereof.

          (vi)  There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company who is or might be entitled to any fee, commission or other payment from the Holder in connection with the transactions contemplated by this Agreement.

        6.    Certain Restrictions.    Subject to Section 8 of this Agreement, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Class A Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

          (a)    Transferability of Warrant.    The Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company).

          (b)    Compliance with Securities Laws.    The Holder, by acceptance hereof, acknowledges that the Warrant and the shares to be issued upon exercise thereof are being acquired solely for the Holder's own account for investment, and that the Holder will not offer, sell or otherwise dispose of the Warrant or any shares to be issued upon exercise thereof except under circumstances that will not result in a violation of the registration provisions of the Securities Act of 1933, as amended (the "Act").

        7.    Reservation of Stock.    The Company covenants that during the term the Warrant is exercisable, the Company will reserve from its authorized and unissued Class A Stock, a sufficient number of shares to provide for the issuance of shares upon the exercise of the Warrant and, from time to time, will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of shares issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by the Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof.

        8.    Adjustments.    The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows: (references in this Section 8 to "Common Stock" mean the Class A Stock and the Class B Common Stock, $.01 par value, of the Company).

          (a)    Adjustments for Stock Dividends and for Combinations or Subdivisions of Common Stock.    In the event that the Company at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on either class of its Common Stock payable in either class of Common Stock or in any right to acquire either class of Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of either class of Common Stock into a greater number of shares of either class of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in either class of Common Stock or in any right to acquire either class of Common Stock), or in the event the outstanding shares of either class of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of either class of Common Stock, then the Exercise Price in effect immediately prior to such event, and the number of shares of Class A Stock for which the Warrant is then exercisable, shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate to maintain and preserve the rights of the Holder in relatively the same position as if there were no such event.

          (b)    Adjustments for Reclassifications and Reorganizations.    If the shares of Class A Stock issuable upon exercise of the Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise, the number of shares for which the Warrant is exercisable at that time shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that upon exercise of this Warrant, in lieu of the number of shares of Class A Stock which the holder would otherwise have been entitled to receive, the Holder shall be entitled to receive a number of shares of such other class or classes of stock equivalent to the number of shares of Class A Stock that would have been subject to receipt by the holders upon exercise of this Warrant immediately before that change.

          (c)    Capital Reorganizations.    If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Class A Stock of the Company as a part of such capital reorganization, provision shall be made so that the holder of the Warrant shall thereafter be entitled to receive upon exercise the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Class A Stock deliverable upon exercise would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section with respect to the rights of the Holder after the capital reorganization to the end that the provisions of this Section (including adjustment of the Exercise Price then in effect and the number of shares issuable upon exercise of the Warrant) shall be applicable after that event and be as nearly equivalent as practicable.

          (d)    Adjustments for Dividends in Stock or Other Securities or Property.    If while the Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under the Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, the Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of the

  Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock of other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of the Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section.

          (e)    No Impairment.    The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

        9.    Notices.

          (a)  Whenever the Exercise Price or number of shares purchaseable hereunder shall be adjusted pursuant to Section 8 hereof, the Company shall issue a certificate signed by its Chief Financial Officer (or equivalent officer) setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder.

          (b)  All notices, requests, demands, and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) mailed, registered or certified mail, return receipt requested, postage prepaid, (ii) delivered by hand, (iii) sent by facsimile transmission, or (iv) delivered by courier, to the following addresses, or at such other address as a party may designate by notice given in accordance with this Section:

(i)	If to Holder, to:	Jones International, Ltd. 9697 East Mineral Avenue Englewood, CO 80112 Attn: Glenn R. Jones Phone: (303) 792-3111 Fax: (303) 784-8510
	With a courtesy copy to:	Counsel's Office 9697 East Mineral Avenue Englewood, CO 80112 Phone: (303) 792-3111 Fax: (303) 799-1644
(ii)	If to the Company, to:	Jones Media Networks, Ltd. 9697 East Mineral Avenue Englewood, CO 80112 Phone: (303) 792-3111 Fax: (303) 784-8579

With a courtesy copy to:	Counsel's Office 9697 East Mineral Avenue Englewood, CO 80112 Phone: (303) 792-3111 Fax: (303) 799-1644

Notices delivered personally or by courier shall be effective upon delivery to the intended recipient. Notices transmitted by facsimile transmission shall be effective when confirmation of transmission is received. Notices delivered by registered or certified mail shall be effective on the delivery date set forth on the receipt of registered or certified mail, or three days after deposit in the mail, whichever is earlier.

        10.    Miscellaneous.

          (a)    Counterparts.    This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.

          (b)    Entire Agreement, No Waiver.    This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter thereof and supersedes all prior and contemporaneous agreements and understandings of the parties, and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as specifically set forth herein. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party against whom it is asserted and delivered by that party to each of the other parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions thereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

          (c)    Headings.    The title or headings of the various sections and paragraphs hereof are intended solely for convenience of reference and are not intended and shall not be deemed for any purpose whatsoever to modify or explain or place any construction upon any of the provisions of this Agreement.

          (d)    Use of the Plural, etc.    Throughout this Agreement, wherever the context so requires the singular shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa.

          (e)    Assignment.    No party may assign this Agreement or any interest herein without the prior written consent of the other parties, except that Holder may assign this Agreement, or any interest therein, to any entity controlling, controlled by or under common control with it. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          (f)    Governing Law.    The parties agree that this Agreement has been executed and delivered in the State of Colorado and shall be construed, enforced and governed by the laws thereof, without giving effect to the principles of conflicts of law of such State.

          (g)    Amendment.    This Agreement may be amended with the written consent or agreement of the parties.

        IN WITNESS WHEREOF, the parties have caused this Option Agreement to be executed by is officers thereunto duly authorized.

Jones International, Ltd.		Jones Media Networks, Ltd.
By:	/s/ TIMOTHY J. BURKE Timothy J. Burke Group Vice President	By:	/s/ JAY B. LEWIS Jay B. Lewis Group Vice President/Finance

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  Exhibit 10.28